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                            ASSET PURCHASE AGREEMENT

         AGREEMENT dated as of October 9th, 1998 (the "Agreement"), by and among Frontline Communications Corp. ("Frontline" or "Purchaser") a Delaware Corporation, having an address at One Blue Hill Plaza, Suite 1548, Pearl River, New York; Roxy Systems, Inc. ("Roxy Systems" or "Seller"), d/b/a Magic Carpet, a New York Corporation having an address at 244 West Main Street, Goshen, New York and Ali Davachi, the sole stockholder of Roxy Systems, Inc.

                              W I T N E S S E T H :
                              - - - - - - - - - -

                  WHEREAS, the Stockholder is the sole owner of all of the issued and outstanding shares of capital stock of Roxy Systems (the "Roxy Systems"); and

                  WHEREAS, Roxy Systems is in the business of providing internet service to individuals and businesses in the Orange County, New York region (the "Business"); and

                  WHEREAS, Roxy Systems wishes to sell to Frontline, and Frontline wishes to purchase from Roxy Systems, substantially all of the properties and assets of Roxy Systems, upon the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

1.  Purchase and Sale.

                           1.1      Purchase and Sale  Agreement.  Subject to
the terms and conditions set forth in this Agreement and in reliance upon the representations, warranties, covenants and conditions herein contained, on the Closing Date (as defined in Section 8 hereof) Roxy Systems shall sell, convey, assign, transfer and deliver to Subsidiary shall purchase from Roxy Systems the Purchased Assets (as defined in Section 1.2 hereof), free and clear of any and all liens, claims, security interests, pledges, mortgages, charges and encumbrances of any nature whatsoever.


                           1.2      Assets to Be Purchased

                  The assets of ROXY SYSTEMS INC. to be transferred pursuant to this and subsequent agreements include: 1) all assets, trademarks, service marks, patents, contracts, and other similar rights; 2) all dial up, dedicated, leased line, corporate and like accounts (including approximately 1,000 internet service subscribers, and an annualized revenue base of approximately $50,000 in other web and communication services); 3) all other customer and client bases;
4) all rights and interest to all potential and actual future dial up and dedicated subscribers, including those contacting Roxy Systems for the

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purpose of obtaining internet dial up Access and web development and hosting; 5)
all hardware, software and related assets, including E-Mail servers, systems and addresses; 6) all web servers, systems and addresses; 7) all telephone numbers, services and contracts; 8) all rights and interest in the relationship with the Galleria at Crystal Run, including the rights to the mall booth space, ads, web development and hosting, and other activities; 9) all rights and interest in all current marketing and advertising contracts, materials and efforts, including the current telephone yellow page ads; 10) all rights to the "Magic Carpet" and "Roxy Systems" names and logos; 11) the "magiccarpet.com" domain name; and 12) two year non-compete agreements executed by Roxy Systems, Inc., and all stockholders, partners, owners, officers and directors of Roxy Systems, as relating to the ownership, operations of, or employment in an ISP or other web services company directly competing with Frontline.

                           1.3      Assumed  Liabilities.  Subject  to the terms
and conditions set forth in this Agreement and in reliance upon the representations, warranties, covenants and conditions herein contained, on the Closing Date, Frontline shall assume, and shall only assume Roxy Systems's obligations up to a maximum of $60,348.17 in past due obligations of Magic Carpet, as set forth on Schedule 1.3 (the "Assumed Liabilities"); provided, however, that anything in this Agreement contained to the contrary notwithstanding, the following shall not constitute Assumed Liabilities: (i) liabilities and obligations of Roxy Systems, the existence of which constitutes a breach of any of the representations or warranties made by Roxy Systems in this Agreement or in any document delivered by it pursuant hereto, including, without limitation, any liability for income or other taxes, penalties and interest thereon, accrued or assessed against the Company by any governmental authority prior the Closing Date, and (ii) liabilities and obligations of Roxy Systems for environmental and ecological matters, including those relating to the use, transport, disposal, handling or storage of hazardous or toxic materials, pollutants, contaminants or wastes, or to the exposure of persons thereto. All liabilities of Roxy Systems which are not Assumed Liabilities are deemed to be "Retained Liabilities". Schedule 1.3 expressly designates which liabilities are assumed and which are retained.

                           1.4      Consideration

         Total consideration to be paid by FRONTLINE COMMUNICATIONS CORP., shall be $75,000, to be paid at closing.

                  2. The Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Frontline Communications Corporation as promptly as practicable (and in any event within five business days) after satisfaction or waiver of the conditions set forth in
Section 7 but in no event later than October 9, 1998 (the "Closing Date"); or such later date as shall have been fixed by a written instrument signed by the parties.

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                           2.1      Deliveries by Frontline at the Closing. At
the Closing, Frontline shall deliver the following:

                                    (a)     copies of  resolutions  adopted by
the Board of Directors of Frontline authorizing Frontline to execute and deliver the Frontline Documents (defined herein) to which it is a party and to perform its obligations thereunder, upon the terms and subject to the conditions set forth therein, duly certified by the Secretary or Assistant Secretary of Frontline;

                                    (b)     certificate of the Secretary or
Assistant Secretary of Frontline certifying as to the incumbency and specimen signatures of the officers of Frontline executing the Frontline Documents on behalf of such corporation.

                                    (c)     the Total Cash Consideration as set
forth in Section 1.4.

                           2.2      Deliveries by Roxy Systems and/or the
Stockholder at the Closing. At the Closing, Roxy Systems and/or the Stockholder, as applicable, shall deliver to Frontline, the following:

                                    (a)     a Certification on behalf of Ali
Davachi, certifying that he is the sole shareholder of Roxy Systems, that there is no formal Board of Directors of the company, that he has the full authority to execute and deliver this Agreement on behalf of Roxy Systems, to perform its obligations thereunder and to consummate the transaction contemplated in this Agreement.

                           2.3      Other Deliveries. In addition, the parties
shall execute and deliver such other documents as may be required by this Agreement and as either of them or their respective counsel may reasonably require in order to document and carry out the transactions contemplated by this Agreement.

                  3. Representations and Warranties as to Roxy Systems. Each of the Stockholder and Roxy Systems, jointly and severally, represents and warrants to Frontline as follows:

                          3.1       Organization, Standing and Power. Roxy
Systems is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, with full corporate power and corporate authority to (i) own, lease and operate its properties, (ii) carry on the Business as currently conducted by it and (iii) execute and deliver, and perform under this Agreement and each other agreement and instrument to be executed and delivered by it pursuant hereto. There are no states or jurisdictions in which the character and location of any of the properties owned or leased by Roxy Systems, or the conduct of the Business makes it necessary for Roxy Systems to qualify to do business as a foreign corporation. True and complete copies of the Certificate of Incorporation of Roxy Systems and all amendments thereof, and of the By-Laws of Roxy Systems, as amended to date, have heretofore been furnished to Frontline.

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                          3.2      Capitalization. The authorized capital stock
of Roxy Systems consists of 100 shares of common stock, no par value (the "Roxy Systems Common Stock"), of which 100 shares of Common Stock are outstanding. All of the Roxy Systems Common Stock is duly authorized, validly issued, fully paid and nonassessable. Schedule 3.2 sets forth a true and complete list of the holders of all outstanding shares of Roxy Systems Common Stock, and the holders of all outstanding options and warrants issued by Roxy Systems, which shares, options and warrants are held by them in the amounts set forth on Schedule 3.2. Except as contemplated by this Agreement and except as set forth on Schedule 3.2, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Roxy Systems or obligating Roxy Systems to issue or sell any shares of capital stock of or other equity interests in Roxy Systems. There is no personal liability, and there are no preemptive rights with regard to the capital stock of Roxy Systems, and no right-of-first refusal or similar catch-up rights with regard to such capital stock. Except as set forth on Schedule 3.2 and except for the transactions contemplated by this Agreement, there are no outstanding contractual obligations or other commitments or arrangements of Roxy Systems to
(A) repurchase, redeem or otherwise acquire any shares of Roxy Systems Common Stock (or any interest therein) or (B) to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity, or (C) issue or distribute to any person any capital stock of Roxy Systems, or (D) issue or distribute to holders of any of the capital stock of Roxy Systems any evidences of indebtedness or assets of Roxy Systems. All of the outstanding securities of Roxy Systems have been issued and sold by Roxy Systems in full compliance with applicable federal and state securities laws.

                          3.3      Ownership of Roxy Systems Common Stock. The
Stockholder has good and marketable title to all of the issued and outstanding shares of Roxy Systems Common Stock, free and clear of any and all liens, adverse claims, security interests, pledges, mortgages, charges and encumbrances of any nature whatsoever (the "Liens"), and on the Closing Date (as defined in Section 8 hereof) will own all of such Roxy Systems Common Stock, free and clear of any and all Liens, including, but not limited to, any claims by any present or former Stockholder of Roxy Systems.

                          3.4       Interests in Other Entities.

                                    (a) There are no direct or indirect
subsidiaries of Roxy Systems.

                                    (b) The Stockholder does not (individually
or jointly) own, directly or indirectly, of record or beneficially, any shares of voting stock or other equity securities of any other corporation engaged in the same or similar business to that business engaged in by Roxy Systems at the Closing Date (other than not more than one percent (1%) of the publicly-traded capital stock of corporations engaged in such business held solely for investment purposes); nor does he have any ownership interest,

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direct or indirect, of record or beneficially, in any unincorporated entity engaged in the same or similar business to that business engaged in by Roxy Systems at the Closing Date.

                          3.5       Authority. The execution and delivery by
Roxy Systems of this Agreement and of all of the agreements to be executed and delivered by Roxy Systems pursuant hereto (collectively, the "Roxy Systems Documents"), the performance by Roxy Systems of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Roxy Systems (including, but not limited to, the unanimous consents of the Board of Directors of Roxy Systems and of the Stockholder) and Roxy Systems has all necessary corporate power and corporate authority with respect thereto. The Stockholder is an individual having all necessary capacity, power and authority to execute and deliver this Agreement and such other agreements to be executed and delivered by either of them pursuant hereto (collectively, the "Shareholder Documents") and to consummate the transactions contemplated hereby and thereby.

                          3.6       Noncontravention. Neither the execution and
delivery by Roxy Systems or the Stockholder of this Agreement or of any other Roxy Systems Documents or Shareholder Documents to be executed and delivered by either or both of them, nor the consummation of any of the transactions contemplated hereby or thereby, nor the performance by either or both of them of any of their respective obligations hereunder or thereunder, will (nor with the giving of notice or the lapse of time or both would) (a) conflict with or result in a breach of any provision of the Certificate of Incorporation, By-Laws or other constituent documents of Roxy Systems, each as amended to date, or (b) give rise to a default, or any right of termination, cancellation or acceleration, or otherwise be in conflict with or result in a loss of contractual benefits to any of them, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which either or both of them is a party or by which either or both of them or any of their respective assets may be bound, or require any consent, approval or notice under the terms of any such document or instrument, or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority which is applicable to either or both of them, or (d) result in the creation or imposition of any lien, adverse claim, restriction, charge or encumbrance upon any of the assets of Roxy Systems (the "Assets") or the Roxy Systems Common Stock, or (e) interfere with or otherwise adversely affect the ability of Roxy Systems to carry on the Business after the Closing Date on substantially the same basis as is now conducted by Roxy Systems.

                          3.7       Financial Statements. Roxy Systems has
heretofore delivered to Frontline (a) its financial statements consisting of the unaudited balance sheets for the last two fiscal years ended June 30, 1997 and 1998, and the related statements of income, Stockholder equity and cash flows for the two years then ended, which have been compiled by James Brennan, and (b) its unaudited balance sheet at September 30, 1998 (the "Balance Sheet") statements of income, Stockholder' equity and cash flows for the one month ended September 30, 1998 (collectively, the "Roxy Systems Financial

Statements"). The Roxy Systems Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied, and present fairly the financial position of Roxy Systems as at the dates thereof and the results of operations for the periods and the cash flow indicated. The books and records of Roxy Systems are complete and correct, have been maintained in accordance with good business practices, and accurately reflect the basis for the financial condition, results of operations and cash flow of Roxy Systems as set forth in the Roxy Systems Financial Statements.

                          3.8       Absence of Undisclosed Liabilities. Roxy
Systems has no liabilities or obligations of any nature whatsoever, whether accrued, matured, unmatured, absolute, contingent, direct or indirect or otherwise, which have not been (a) in the case of liabilities and obligations of a type customarily reflected on a corporate balance sheet, prepared in accordance with GAAP, set forth on the Balance Sheet, or (b) incurred in the ordinary course of business since September 30, 1998, or (c) in the case of other types of liabilities and obligations, expressly described in Schedule 3.8, or (d) incurred, consistent with past practice, in the ordinary course of business of Roxy Systems (in the case of liabilities and obligations of the type referred to in clause (a) above).

                          3.9       Accounts Receivable. The accounts receivable
set forth on Schedule 3.9 are good and collectible in the ordinary course of business at the aggregate recorded amounts thereof, less the respective amount of the allowances for doubtful accounts receivable, if any, reflected thereon, and are not subject to offsets other than in the ordinary course of business. The accounts receivable of Roxy Systems which were added after September 30, 1998, are good and collectible in the ordinary course of business, less the amount of the allowance(s) for doubtful notes receivable, if any, reflected thereon (which allowances were established on a basis consistent with prior practice), and are not subject to offsets other than in the ordinary course of business. The intangible assets reflected on the Balance Sheet and thereafter added consist of items which have been written down to net realizable value or adequately reserved against on the books and records of Roxy Systems.

                          3.10      Absence of Changes. Since September 30,
1998, there have not been (a) any adverse change (other than as is normal in the ordinary course of business) in the condition (financial or otherwise), assets, liabilities, business, prospects, results of operations or cash flows of Roxy Systems (including, without limitation, any such adverse change resulting from damage, destruction or other casualty loss, whether or not covered by insurance), (b) any waivers by Roxy Systems of any right, or cancellation of any debt or claim, of substantial value, (c) any declarations, set asides or payments of any dividend or other distributions or payments in respect of the Roxy Systems Common Stock, or (d) any changes in the accounting principles or methods which are utilized by Roxy Systems.

                          3.11      Litigation. Except as set forth in
Schedule 3.11, there are no claims, suits or actions, or administrative, arbitration or other proceedings or

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governmental investigations, pending or, to the best knowledge of Roxy Systems and the Stockholder, threatened, against or relating to Roxy Systems or the Stockholder, the transactions contemplated hereby or any of the Assets. There are no judgments, orders, stipulations, injunctions, decrees or awards in effect which relate to Roxy Systems, this Agreement, the transactions contemplated, the Business or any of the Assets, the effect of which is (a) to limit, restrict, regulate, enjoin or prohibit any business practice of Roxy Systems in any area, or the acquisition by Roxy Systems of any properties, assets or businesses, or
(b) otherwise adverse to the Business, any of the Assets or Roxy Systems Common Stock.

                          3.12      No Violation of Law. Roxy Systems is not
engaging in any activity or omitting to take any action as a result of which it is in violation of any law, rule, regulation, zoning or other ordinance, statute, order, injunction or decree, or any other requirement of any court or governmental or administrative body or agency, applicable to Roxy Systems, the Business or any of the Assets.

                          3.13      Properties. All plants, structures and
equipment which are utilized in the Business, or are material to the condition (financial or otherwise) of Roxy Systems are owned or leased by Roxy Systems and are in good operating condition and repair (ordinary wear and tear excepted), and are adequate and suitable for the purposes for which they are used. Schedule
3.13 sets forth all (a) real property which is owned, leased (whether as lessor or lessee) or subject to contract or commitment of purchase or sale or lease (whether as lessor or lessee) by Roxy Systems, or which is subject to a title retention or conditional sales agreement or other security device, and (b) tangible personal property which is owned, leased (whether as lessor or lessee) or subject to contract or commitment of purchase or sale or lease (whether as lessor or lessee) by Roxy Systems.

                          3.14      Intangibles/Inventions. Schedule 3.14
identifies (by a summary description) the Intangibles (as defined below) the ownership thereof and, if applicable, Roxy Systems's authority for use of the same, which Schedule is complete and correct and encompasses: (A) all United States and foreign patents, trademark and trade name registrations, trademarks and trade names, brandmarks and brand name registrations, servicemarks and servicemark registrations, assumed names and copyrights and copyright registrations, owned in whole or in part or used by Roxy Systems, and all applications therefor (collectively, the "Marks"), (B) all inventions, discoveries, improvements, processes, formulae, technology, know-how, processes and other intellectual property, proprietary rights and trade secrets relating to the Business (collectively, the "Inventions") and (C) all licenses and other agreements to which Roxy Systems is a party or otherwise bound which relate to any of the Intangibles or the Inventions or Roxy Systems's use thereof in connection with the Business (collectively, the "Licenses, and together with the Marks and the Inventions, the "Intangibles"). No violations of the terms of any of the aforesaid licenses and/or agreements have occurred. Except as disclosed on Schedule 3.14, (A) Roxy Systems owns or is authorized to use in connection with the Business all of the Intangibles; (B) no proceedings have been

                                       7

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instituted, are pending, or to the best knowledge of the Stockholder, are threatened which challenge the rights of Roxy Systems with respect to the Intangibles or its use thereof in connection with the Business and/or the Assets or the validity thereof and, there is no valid basis for any such proceedings;
(C) neither Roxy Systems's ownership of the Intangibles nor their use thereof in connection with the Business and/or the Assets violates any laws, statutes, ordinances or regulations, or has at any time infringed upon or violated any rights of others, or is being infringed by others; (D) none of the Intangibles, or Roxy Systems's use thereof in connection with the Business and/or the Assets is subject to any outstanding order, decree, judgment, stipulation or any lien, security interest or other encumbrance; and (E) Roxy Systems has not granted any license to third parties with regard to its Intangibles.

                          3.15      Systems and Software. Roxy Systems owns or
has the right to use pursuant to lease, license, sublicense, agreement, or permission all computer hardware, software and information systems necessary for the operation of the businesses of Roxy Systems as presently conducted (collectively, "Systems"). Except as set forth in Schedule 3.15, each System owned or used by Roxy Systems immediately prior to the Closing Date will be owned or available for use by Frontline or its subsidiaries on identical terms and conditions immediately subsequent to the Closing Date. With respect to the software described in Schedule 3.15, i.e., the I-Bill software, Stockholder will retain ownership rights to the software however Stockholder expressly grants Frontline a perpetual license to utilize the software. With respect to each System owned by a third party and used by Roxy Systems or its subsidiaries pursuant to lease, license, sublicense, agreement or permission: (a) the lease, license, sublicense, agreement or permission covering the System is legal, valid, binding, enforceable, and in full force and effect; (b) the lease, license, sublicense, agreement or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing Date; (c) no party to any such lease, license, sublicense, agreement or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, and permit termination, modification or acceleration thereunder; (d) no party to any such lease, license, sublicense, agreement or permission has repudiated any provision thereof; (e) Roxy Systems has not granted any sublicense, sublease or similar right with respect to any such lease, license, sublicense, agreement or permission; (f) Roxy Systems's use and continued use of such Systems does not and will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any intellectual property rights of third parties as a result of the continued operation of the Business.

                          3.16      Tax Matters. Roxy Systems has filed with the
appropriate governmental agencies all tax returns and reports required to be filed by it, and has paid in full or contested in good faith or made adequate provision for the payment of, Taxes (as defined herein) shown to be due or claimed to be due on such tax returns and reports. The provisions for Taxes which are set forth on the Balance Sheet are adequate for all accrued and unpaid taxes of Roxy Systems as of September 30, 1998, whether (i) incurred in respect of or measured by income of Roxy Systems for any periods prior to

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the close of business on that date, or (ii) arising out of transactions entered into, or any state of facts existing, on or prior to such date. Roxy Systems has duly withheld all payroll taxes, FICA and other federal, state and local taxes and other items requiring to be withheld by it from employer wages, and has duly deposited the same in trust for or paid over to the proper taxing authorities. Roxy Systems has not executed or filed with any taxing authority any agreement extending the periods for the assessment or collection of any Taxes, and is not a party to any pending or, to the best knowledge of the Stockholder, threatened, action or proceeding by any governmental authority for the assessment or collection of Taxes. Except as set forth herein, within the past three years, the United States federal income tax returns of Roxy Systems have not been examined by the Internal Revenue Service ("the IRS"), nor has any state taxing authority examined any merchandise, personal property, sales or use tax returns of Roxy Systems.

                          3.17      Insurance. Schedule 3.17 is a complete and
correct list and summary description of all contracts and policies of insurance relating to any of the Assets, the Business or the Stockholder in which Roxy Systems is an insured party, beneficiary or loss payable payee. Such policies are in full force and effect, all premiums due and payable with respect thereto have been paid, and no notice of cancellation or termination has been received by Roxy Systems with respect to any such policy.

                          3.18      Banks; Powers of Attorney. Schedule 3.18 is
a complete and correct list showing (a) the names of each bank in which Roxy Systems has an account or safe deposit box and the names of all persons authorized to draw thereon or who have access thereto, and (b) the names of all persons, if any, holding powers of attorney from Roxy Systems.

                          3.19      Employee Arrangements. Schedule 3.19 is a
complete and correct list and summary description of all current employees of the Company together with title and salary information. Except as disclosed in
Schedule 3.19, there are no (a) union, collective bargaining, employment, management, termination and consulting agreements to which Roxy Systems is a party or otherwise bound, and (b) compensation plans and arrangements; bonus and incentive plans and arrangements; deferred compensation plans and arrangements; pension and retirement plans and arrangements; profit-sharing and thrift plans and arrangements; stock purchase and stock option plans and arrangements; hospitalization and other life, health or disability insurance or reimbursement programs; holiday, sick leave, severance, vacation, tuition reimbursement, personal loan and product purchase discount policies and arrangements; and other plans or arrangements providing for benefits for employees of Roxy Systems.

                          3.20      ERISA. Except as listed on Schedule 3.20,
Roxy Systems neither maintains nor is obligated to contribute to an "employee pension benefit plan" ("Roxy Systems Pension Plan"), as such term is defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Roxy Systems's "welfare benefit plan" (collectively called "Roxy Systems Welfare Plans") as such term is defined in Section 3(1) of ERISA.

                          3.22      Certain Business Matters. Except as is set
forth in Schedule 3.22, (a) Roxy Systems is not a party to or bound by any publishing, distributorship, dealership, sales agency, franchise or similar agreement which relates to the sale or distribution of any of the products and services of the Business, (b) Roxy Systems has no sole-source supplier of significant goods or services (other than utilities) with respect to which practical alternative sources are not available on comparable terms and conditions, (c) there are no pending or, to the best knowledge of the Stockholder, threatened labor negotiations, work stoppages or work slowdowns involving or affecting the Business, and no union representation questions exist, and there are no organizing activities, in respect of any of the employees of Roxy Systems, (d) the product and service warranties given by Roxy Systems or by which it is bound (complete and correct copies or descriptions of which have heretofore been delivered by Roxy Systems to Frontline) entail no greater obligations than are customary in the Business, (e) neither Roxy Systems nor the Stockholder is a party to or bound by any agreement which limits its or his, as the case may be, freedom to compete in any line of business or with any person, or which is otherwise materially burdensome to Roxy Systems or the Stockholder, and (f) Roxy Systems is not a party to or bound by any agreement in which any officer, director or stockholder of Roxy Systems (or any affiliate of any such person) has, or had when made, a direct or indirect material interest.

                          3.23      Certain Contracts. Frontline Communications
Corp. will not assume any of Roxy Systems' obligations under any contract or agreement unless specifically set forth in Schedule 3.23.

                          3.24      Approvals/Consents. Except as set forth on
Schedule 3.24, Roxy Systems currently holds all governmental and administrative consents, permits, appointments, approvals, licenses, certificates and franchises which are necessary for the operation of the Business, all of which are in full force and effect and are transferable pursuant to the transaction contemplated hereby without the payment of any penalty or the incurrence of any additional debt, liability or obligation of any nature whatsoever or the change of any term. Schedule 3.24 is a complete and correct list of all such governmental and administrative consents, permits, appointments, approvals, licenses, certificates and franchises. No material violations of the terms thereof have heretofore occurred or are known by the Stockholder to exist as of the date of this Agreement.

                          3.25      Subscriber Base. As of the Closing Date,
Roxy Systems has an active subscriber base of at least 1,000 customers, as indicated in Schedule 3.25.

                          3.26      Suppliers. Schedule 3.26 sets forth all
suppliers and vendors whose services are integral to the continued operation of Magic Carpet. Neither Magic Carpet nor the Stockholder has any reason to believe that the suppliers set forth in Schedule 3.26 will not continue to provide service to Frontline on the same terms and conditions subsequent to the Closing Date.

                          3.27      Information as to Roxy Systems. None of the
representations or warranties made by Roxy Systems or the Stockholder in this Agreement is, or contained in any of the Roxy Systems Documents to be executed and delivered hereto will be, false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein contained not misleading.


                  4. Representations and Warranties as to Frontline. Frontline represents and warrants to Roxy Systems and the Stockholder, as follows:

                          4.1       Organization, Standing and Power. Frontline
is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and corporate authority to (i) own, lease and operate their properties, (ii) carry on their business as currently conducted by them and (iii) execute and deliver, and perform under this Agreement and each other agreement and instrument to be executed and delivered by them pursuant hereto.

                          4.2       Authority of Frontline. The execution and
delivery by Frontline of this Agreement and of each agreement to be executed and delivered by it pursuant hereto (collectively, the "Frontline Documents"), the performance by Frontline of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Frontline, and Frontline has all necessary corporate power and corporate authority with respect thereto. This Agreement is, and when executed and delivered by Frontline each of the other agreements to be delivered by Frontline pursuant hereto will be, the valid and binding obligation of Frontline, to the extent they are a party thereto, in accordance with their respective terms except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief, and other equitable remedies.


                          4.3       Information as to Frontline. None of the
representations or warranties made by Frontline in this Agreement, or contained in any of the Frontline Documents, to be executed and delivered hereto, is or will be, false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein contained not misleading.

                  5.  Indemnification.

                          5.1       Indemnification by the Stockholder. The
Stockholder hereby indemnifies and agrees to defend and hold harmless Frontline from and against any and all losses, obligations, deficiencies, liabilities, claims, damages, costs and expenses (including, without limitation, the amount of any settlement entered into pursuant hereto, and all reasonable legal and other expenses incurred in connection with the investigation, prosecution or defense of any matter indemnified pursuant hereto) which Frontline may sustain, suffer or incur and which arise out of, are caused by, relate to, or result or occur from or in connection any misrepresentation of a material fact contained in any representation of Roxy Systems and/or the Stockholder contained in, or the breach by Roxy Systems or the Stockholder of any warranty or covenant made by any one or all of them in any Roxy Systems Document and/or any Shareholder Document. The foregoing indemnification shall also apply to direct claims by Frontline against the Stockholder.

                          5.2       Indemnification by Frontline. Frontline
hereby indemnifies and agrees to defend and hold harmless each of Roxy Systems (before the Closing Date) and the Stockholder from and against any and all losses, obligations, deficiencies, liabilities, claims, damages, costs and expenses (including, without limitation, the amount of any settlement entered into pursuant hereto, and all reasonable legal and other expenses incurred in connection with the investigation, prosecution or defense of any matter indemnified pursuant hereto), which it or he may sustain, suffer or incur and which arise out of, are caused by, relate to, or result or occur from or in connection with any misrepresentation of a material fact contained in any representation of Frontline contained in, or the breach by Frontline of any warranty or covenant made by it in any Frontline Documents. The foregoing indemnification shall also apply to direct claims by Roxy Systems or the Stockholder against Frontline.

                          5.3       Third Party Claims. If a claim by a third
party is made against any party or parties hereto and the party or parties against whom said claim is made intends to seek indemnification with respect thereto under Subsections 5.1 or 5.2, the party or parties seeking such indemnification shall promptly notify the indemnifying party or parties, in writing, of such claim; provided, however, that the failure to give such notice shall not affect the rights of the indemnified party or parties hereunder except to the extent that such failure materially and adversely affects the indemnifying party or parties due to the inability to timely defend such action. The indemnifying party or parties shall have 10 business days after said notice is given to elect, by written notice given to the indemnified party or parties, to undertake, conduct and control, through counsel of their own choosing (subject to the consent of the indemnified party or parties, such consent not to be unreasonably withheld) and at their sole risk and expense, the good faith settlement or defense of such claim, and the indemnified party or parties shall cooperate with the indemnifying parties in connection therewith; provided: (a) all settlements require the prior reasonable consultation with the indemnified party and the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, and (b) the indemnified party or parties shall be entitled to participate in such settlement or defense through counsel chosen by the indemnified party or parties, provided that the fees and expenses of such counsel shall be borne by the indemnified party or parties. So long as the indemnifying party or parties are contesting any such claim in good faith, the indemnified party or parties shall not pay or settle any such claim; provided, however, that notwithstanding the foregoing, the indemnified party or parties shall have the right to pay or settle any such claim at any time, provided that in such event they shall waive any right of indemnification therefor by the indemnifying party or parties. If the indemnifying party or parties do not make a timely election to undertake the good faith defense or settlement of the claim as aforesaid, or if the indemnifying parties fail to proceed with the good faith defense or settlement of the matter after making such election, then, in either such event, the indemnified party or parties shall have the right to contest, settle or compromise (provided that all settlements or compromises require the prior reasonable consultation with the indemnifying party and the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld) the claim at their exclusive discretion, at the risk and expense of the indemnifying parties.

                          5.4       Assistance. Regardless of which party is
controlling the defense of any claim, each party shall act in good faith and shall provide reasonable documents and cooperation to the party handling the defense.

                  6.  Covenants

                          6.1       Investigation.

                                       (a)   Between the date hereof and the
Closing Date, Frontline, on the one hand, and Roxy Systems and the Stockholder, on the other hand, may, directly and through their representatives, make such investigation of each other corporate party and their respective businesses and assets of the other corporate party or parties as each deems necessary or advisable (the entity and/or its representatives making such investigation being the "Investigating Party"), but such investigation shall not affect any of the representations and warranties contained herein or in any instrument or document delivered pursuant hereto. In furtherance of the foregoing, the Investigating Party shall have reasonable access, during normal business hours after the date hereof, to all properties, books, contracts, commitments and records of each other, and shall furnish to the other and their representatives such financial and operating data and other information as may from time to time be reasonably requested relating to the transactions contemplated by this Agreement. Frontline, on the one hand, and Roxy Systems and the Stockholder, on the other, and the respective management, employees, accountants and attorneys of the corporate parties shall cooperate fully with the Investigating Party in connection with such investigation.

                                       (b)   The parties hereto hereby agree
that all confidential information of a party to which an Investigating Party obtains access shall be deemed "confidential information." As used in this Section, the term "Confidential Information" shall mean any and all information (verbal and written) relating to the Business, including, but not limited to, information relating to: identity and description of goods and services used; purchasing; costs; pricing; sources; machinery and equipment; technology; research, test procedures and results; customers and prospects; marketing; and selling and servicing. (c) After the Closing Date each of the Stockholder agrees not to, at any time, directly or indirectly, use, communicate, disclose or disseminate any Confidential Information in any manner whatsoever.

                          6.2       Noncompete Covenant.

                                       (a)   The Stockholder hereby agrees after
the Closing Date, not to, until the second anniversary of the Closing Date directly or indirectly (A) engage or become interested in any business (whether as owner, manager, operator, licensor, licensee, lender, partner, stockholder, joint venturer, employee, consultant or otherwise) engaged in any business then engaged in by Frontline or Roxy Systems in any of the areas in which Frontline or Roxy Systems conducts business as of the Closing Date. For the purpose of this provision, "the Business" is defined as the provision of internet service to residential and commercial customers, web hosting services and leased line services. Roxy Systems and Stockholder further agree not to take any other action which constitutes an interference with or a disruption of the continued operation of the Business or Frontline's use, ownership and enjoyment of the Assets. Notwithstanding the foregoing, the parties agree that the Stockholder may continue in his capacity as an employee of M.R. Weiser (or in the capacity of Chief Executive Officer of any affiliate of M.R. Weiser), which provides certain e-commerce and web services for its clients. However, Stockholder expressly agrees not to solicit Magic Carpet or Frontline customers.

                                       (b)   For purposes of clarification, but
not of limitation, each Stockholder acknowledges and agrees that the provisions of subsection 6.2 above shall serve as a prohibition against him, during the period described therein, directly or indirectly, hiring, offering to hire, enticing away or in any other manner persuading or attempting to persuade any officer, employee, agent, lessor, lessee, licensor, licensee, customer, prospective customer or supplier of the Business to discontinue or alter his or its relationship with the Business.

                                       (c)   The parties hereto hereby
acknowledge and agree that (i) Frontline would be irreparably injured in the event of a breach by the Stockholder of any of his obligations under this
Section 6, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) Frontline shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach. It is hereby also agreed that the existence of any claims which Stockholder may have against Frontline, whether under this Agreement or otherwise, shall not be a defense to the enforcement by Frontline of any of the rights under this Section 6.

                                       (d)   It is the intent of the parties
hereto that the covenants contained in this Agreement shall be enforced to the fullest extent permissible under the laws of and public policies of each jurisdiction in which enforcement is sought, and the Stockholder hereby acknowledges that said restrictions are reasonably necessary for the protection of Frontline. Accordingly, it is hereby agreed that if any one or more of the provisions of Section 6 shall be adjudicated to be invalid or unenforceable for any reason whatsoever, said provision shall be (only with respect to the operation thereof in the particular jurisdiction in which such adjudication is made) construed by limiting and reducing it so as to be enforceable to the extent permissible.

                          6.3   Consummation of Transaction. Each of the parties
hereto hereby agrees to use its best efforts to cause all conditions precedent to his or its obligations (and to the obligations of the other parties hereto to consummate the transactions contemplated hereby) to be satisfied, including, but not limited to, using all reasonable efforts to obtain all required (if so required by this Agreement) consents, waivers, amendments, modifications, approvals, authorizations, novations and licenses; provided, however, that nothing herein contained shall be deemed to modify any of the absolute obligations imposed upon any of the parties hereto under this Agreement or any agreement executed and delivered pursuant hereto.

                          6.4   Cooperation/Further Assurances.

                                       (a)   Each of the parties hereto hereby
agrees (i) to fully cooperate with the other parties hereto in preparing and filing any notices, applications, reports and other instruments and documents and (ii) to execute, acknowledge, deliver, file and/or record, or cause such other parties to the extent permitted by law to execute, acknowledge, deliver, file and/or record such other documents, which may be required by this Agreement or which are desirable in the reasonable opinion of any of the parties hereto, or their respective legal counsel, in respect of, any statute, rule, regulation or order of any governmental or administrative body in connection with the transactions contemplated by this Agreement.

                                       (b)   Roxy Systems hereby further agrees
to make available, at Frontline's request, personnel to provide reasonable assistance, without compensation, in the orderly transfer of customer accounts from Roxy Systems to Frontline, including without limitation administrative services with respect to billing.

                          6.5   Accuracy of Representations. Each party hereto
agrees that prior to the Closing Date he or it will enter into no transaction and take no action, and will use his or its best efforts to prevent the occurrence of any event (but excluding events which occur in the ordinary course of business and events over which such party has no control), which would result in any of his or its representations, warranties or covenants contained in this Agreement or in any agreement, document or instrument executed and delivered by him or it pursuant hereto not to be true and correct, or not to be performed as contemplated, at and as of the time immediately after the occurrence of such transaction or event.

                          6.6   Notification of Certain Matters. Roxy Systems
and the Stockholder shall give prompt notice to Frontline, and Frontline shall give prompt notice to Roxy Systems and the Stockholder, as the case may be, of
(a) the occurrence, or nonoccurrence, or any event the occurrence, or nonoccurrence, of which would be likely to cause any representation contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date and (b) any material failure of Roxy Systems and/or the Stockholder, on the one hand, and of Frontline, on the other, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by him or it hereunder; provided, however, that the delivery of any notice pursuant to this Subsection 6.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                          6.7   Broker. Each of Frontline, Subsidiary, Roxy
Systems, and the Stockholder represents and warrants to the other parties that no broker or finder was engaged or dealt with in connection with any of the transactions contemplated by this Agreement, and each of the parties shall indemnify and hold the other harmless from and against any and all claims or liabilities asserted by or on behalf of any alleged broker or finder for broker's fees, finder's fees, commissions or like payments.

                          6.8   No Solicitation of Transactions. Prior to the
earlier of the Closing Date or the termination of this Agreement, neither Roxy Systems nor the Stockholder will, directly or indirectly, through any director, officer, employee, investment banker, financial advisor, attorney, accountant or other agent or representative of Roxy Systems otherwise, solicit, initiate or encourage the submission of proposals or offers from any person relating to any acquisition or purchase of all or (other than in the ordinary course of business) any portion of the Roxy Systems Common Stock, Assets or Business of, or any equity interest in, Roxy Systems, or any business combination with Roxy Systems and other than with Frontline, participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. Roxy Systems and the Stockholder shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing (other than in respect of the transaction contemplated hereby). Roxy Systems and the Stockholder shall promptly notify Frontline if any such proposal or offer, or any inquiry or contact with any person with respect thereto is made in writing and shall, in any such notice to Frontline, indicate in reasonable detail the identity of the offeror and the terms and conditions of any proposal or offer.

                          6.9   Prohibited Conduct. Each of Roxy Systems and the
Stockholder, jointly and severally, covenants and agrees that, during the period from the date hereof to the Closing Date, except pursuant to the terms hereof or unless Frontline shall otherwise agree in writing, the Business shall be conducted only, and Roxy Systems shall not take any action except, in the ordinary course of business and in a manner consistent with past practice and in compliance with applicable laws; and Roxy Systems shall use its best efforts to preserve intact its Assets, the Business and the business organization of Roxy Systems, to keep available the services of the present officers, employees and consultants of Roxy Systems, and to preserve the present relationships of Roxy Systems with customers, suppliers and other persons with whom Roxy Systems has business relations. By way of illustration, and not limitation, neither Roxy Systems nor the Stockholder shall, between the date of this Agreement and the Closing Date, directly or indirectly do, or propose or commit to do, any of the following without the prior written consent of Frontline:

                                       (a) (i) declare, set aside or pay any
dividends on, or make any other distributions in respect of, any of the Roxy Systems Common Stock, or (ii) split, combine or reclassify any of the Roxy Systems Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of the Roxy Systems Common Stock, or otherwise;

                                       (b) authorize for issuance, issue,
deliver, sell or agree to commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber, any shares of Roxy Systems Common Stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities convertible securities or any other securities or equity equivalents;

                                       (c) (i) increase the compensation payable
or to become payable to any officer, director, employees or consultant of Roxy Systems, except pursuant to the terms of contracts, policies or benefit arrangements in effect on the date hereof, or (ii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer, other employee or consultant of Roxy Systems or any of its subsidiaries, except pursuant to the terms of contracts, policies and benefit arrangements in effect on the date hereof, or (iii) establish, adopt, enter into or amend any collective bargaining (other than in accordance with past practice), bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers, employees or consultants of Roxy Systems;

                                       (d) amend the Certificate of
Incorporation, By-Laws or other comparable charter or organizational documents of Roxy Systems or alter through merger, liquidation, reorganization, restructuring, or in any other fashion, the corporate structure or ownership of Roxy Systems;

                                       (e) acquire, or agree to acquire, (i) by
merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or corporation, partnership, joint venture, association or other business organization or division thereof, or (ii) any assets that are material, individually or in the aggregate, to Roxy Systems, except purchases consistent with past practice;

                                       (f) sell, lease, license, mortgage or
otherwise encumber or subject to any lien, security interest, pledge or encumbrance or otherwise dispose of any of the Assets, except sales in the ordinary course of business consistent with past practice;

                                       (g) permit Roxy Systems to incur any
indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Roxy Systems, guarantee any debt securities of another person, or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (ii) permit the Stockholder to issue any guaranties of any indebtedness of Roxy Systems;

                                       (h) except in the ordinary course of
business, enter into any agreement, contract, commitment, involving a commitment on the part of Roxy Systems to purchase, sell, lease or otherwise dispose of assets or require payment by Roxy Systems in excess of $5,000;

                                       (i) make any capital expenditures;

                                       (j) adopt a plan of complete or partial
liquidation of Roxy Systems or resolutions providing for or authorizing such a liquidation or the dissolution, merger, consolidation, restructuring, recapitalization or reorganization of Roxy Systems;

                                       (k) change any accounting principles used
by Roxy Systems, unless required by the Financial Accounting Standards Board;

                                       (l) make any tax election of, or settle,
compromise any income tax liability of, or file any federal income tax return prior to the last day (including extensions) prescribed by law, in the case of any of the foregoing, material to the business, financial condition or results of the operations of Roxy Systems and its subsidiaries, if any, taken as a whole;

                                       (m) settle or compromise any litigation
in which Roxy Systems is a defendant (whether or not commenced prior to the date of this Agreement) or settle, pay or compromise any claims not required to be paid, which payments are individually in an amount in excess of $5,000 and in the aggregate in an amount in excess of $25,000; and

                                       (n) authorize any of, or commit or agree
to take any of, the foregoing actions.

                          6.10  Post-Closing Audit. Roxy Systems and the
Stockholder agree to make all information available to, and to cooperate fully with, Frontline and their accountants, legal counsel or other authorized representatives, with respect to the preparation and submission, at Frontline's cost, of audited financial statements for Roxy Systems, in accordance with GAAP and Regulation S-X, as may be required by any government or regulatory agency following the transactions contemplated hereby.


                          6.11  Maintenance of Business. Roxy Systems will use
its commercially reasonable efforts to carry on its businesses, keep available the services of its officers and employees and preserve its relationships with those of its suppliers, licensors, licensees and others having business relationships with it that are material to its businesses in substantially the same manner as they have prior to the date hereof. If Roxy Systems becomes aware of a material deterioration or facts which are likely to result in a material deterioration in the relationship with any material supplier, licensor, licensee or others having business relationships with it, Roxy Systems will promptly bring such information to the attention of Frontline in writing.

                          6.12  Roxy Systems Name. Unless Roxy Systems is
dissolved, Roxy Systems shall, immediately following the Closing Date, at its cost and expense, (i) change its corporate name to a name bearing no resemblance to "Roxy Systems", and (ii) take such other action as is necessary so that Frontline will have full right, title and interest in and to, and use of, all of the names, brands and marks used in connection with the business, including, without limitation, the names "Roxy Systems" and "Magic Carpet". In furtherance of the foregoing, Roxy Systems hereby agrees from and after the Closing Date it shall not use or permit any of its subsidiaries or affiliates to use, directly or indirectly, any of such words, names, brands, marks or expressions, or anything so closely resembling any of the foregoing as to be likely confused therewith, or as to be likely to detract from the value of any of the Purchased Assets or the business of Roxy Systems/Magic Carpet.

                  7.  Conditions to Close.

                          7.1  Conditions to Obligations of Frontline to Close.
The obligations of Frontline to consummate the transactions contemplated herein shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                               (a) Accuracy of Representations and Warranties.
The representations and warranties of each of Roxy Systems and the Stockholder contained in any Stockholder Document or Roxy Systems Document delivered by either or both of them shall have been true when made, and, in addition, shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

                               (b) Performance of Agreements. Each of Roxy
Systems and the Stockholder, as the case may be, shall have performed, observed and complied in all material respects with all of their obligations, covenants and agreements, and shall have satisfied or fulfilled in all material respects conditions contained in any Stockholder Document or Roxy Systems Document and required to be performed, observed or complied with, or to be satisfied or fulfilled, by Roxy Systems or the Stockholder at or prior to the Closing Date.

                               (c) Results of Investigation. Frontline shall be
satisfied with the results of any investigation of the business and affairs of Roxy Systems undertaken by them pursuant to Subsection 6.1 hereof.

                               (d) Accounting Records. Frontline and their
accountants shall be satisfied that the accounting records of Roxy Systems are auditable in accordance with Generally Accepted Accounting Principles.

                               (e) Litigation. No order of any court or
administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and no claim, suit, action, inquiry, investigation or proceeding in which it will be, or it is, sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with this Agreement or any of the transactions contemplated hereby, shall have been instituted or threatened by any person or entity, and which, in the reasonable judgment of Frontline (based on the likelihood of success and material consequences of such claim, suit, action, inquiry or proceeding), makes it inadvisable to proceed with the consummation of such transactions.

                               (f) Consents and Approvals. All consents,
waivers, approvals, licenses and authorizations by third parties and governmental and administrative authorities (and all amendments or modifications to existing agreements with third parties) required as a precondition to the performance by Roxy Systems and the Stockholder of their respective obligations hereunder and under any agreement delivered pursuant hereto, or which in Frontline's reasonable judgment are necessary to continue unimpaired, subsequent to the Closing Date, any rights in and to the Assets and/or the Business which could be impaired by the consummation of this transaction, shall have been duly obtained and shall be in full force and effect.

                               (g) Date of Consummation. The transactions
contemplated herein shall have been consummated on or prior to October 9, 1998, or such later date as the parties shall agree by a written instrument signed by all of them.

                               (h) Validity of Transactions. The validity of all
transactions contemplated hereby, as well as the form and substance of all agreements, instruments, opinions, certificates and other documents delivered by Roxy Systems and the Stockholder pursuant hereto, shall be satisfactory in all material respects to Frontline and their counsel.

                               (i) No Material Adverse Change. Except as
otherwise provided by this Agreement, there shall not have occurred after the date hereof, in the reasonable judgment of Frontline , a material adverse change in the financial or business condition of Roxy Systems and its subsidiaries, taken as a whole.

                               (j) Closing Certificate. The Stockholder shall
have furnished Frontline with certificates, all dated the Closing Date, to the effect that all the representations and warranties of Roxy Systems and the Stockholder are true and complete and all covenants to be performed by Roxy Systems or the Stockholder at or as of the Closing have been performed and conditions to be satisfied at or as of the Closing have been waived or satisfied.

                               (k) Projected Balance Sheet. Frontline shall have
received a projected balance sheet, income statement and projected working capital requirements for Roxy Systems covering the periods from October 1, 1998 through December 31, 1999 and January 1, 1998 through December 31, 1999. Such projections shall be set forth in reasonable detail and shall include a detailed list of all assumptions used in determining income, expense and cash flow.


                          7.2 Conditions to Obligations of Roxy Systems to
Close. The obligations of Roxy Systems to consummate the transactions contemplated herein shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                               (a) Accuracy of Representations and Warranties.
The representations and warranties of Frontline contained in any Frontline Documents delivered by either Frontline shall have been true when made, and, in addition, shall be true in all material respects, on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

                               (b) Performance of Agreements. Frontline shall
have performed, observed and complied, in all material respects, with all obligations, covenants and agreements, and shall have satisfied or fulfilled in all material respects all conditions contained in any Frontline Document and required to be performed, observed or complied with, or satisfied or fulfilled, by either or both of them at or prior to the Closing Date.

                               (c) Consents and Approvals. All consents,
waivers, approvals, licenses and authorizations by third parties and governmental and administrative authorities (and all amendments and modifications to existing agreements with third parties) required as a precondition to the performance by Frontline of its obligations hereunder and under any agreement delivered pursuant hereto, shall have been duly obtained and shall be in full force and effect.

                               (d) Validity of Transactions. The validity of all
transactions contemplated hereby, as well as the form and substance of all agreements, instruments, opinions, certificates and other documents delivered by Frontline pursuant hereto, shall be satisfactory in all material respects to the Stockholder and its counsel.


                               (e) Closing Certificate. Frontline shall have
furnished Roxy Systems with certificates executed by its president, dated the Closing Date, to the effect that all the representations and warranties of Frontline are true and complete in all material respects and all covenants to be performed by Frontline at or as of the Closing have been performed in all material respects and conditions to be satisfied at or as of the Closing have been waived or satisfied in all material respects.

                 8.  Termination, Amendment and Waiver.

                          8.1 Termination. This Agreement may be terminated at
any time prior to the Closing Date:

                               (a) By mutual consent of the Boards of Directors
of Frontline and Roxy Systems; or

                               (b) By Frontline, on the one hand, or Roxy
Systems and the Stockholder, on the other hand, if (i) the transactions contemplated by this Agreement shall not have been consummated by October 9, 1998, or such later date as the parties shall have fixed by written instrument signed by the parties hereto; provided, however, that the right to terminate this Agreement under this subsection shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date or
(ii) a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to vacate), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement.

                               (c) By Frontline, on the one hand, or by Roxy
Systems and the Stockholder, on the other hand, if, in the reasonable judgment of Frontline or Roxy Systems and the Stockholder, as the case may be, (and provided such parties are not then in material breach of their respective obligations hereunder), it shall have been determined that the transaction contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by state, local or federal governmental authorities or by any other person of material litigation or proceedings against Frontline or Roxy Systems.

                               (d) By Frontline, on the one hand, or Roxy
Systems and the Stockholder, on the other hand, if, in the reasonable judgment of Frontline or Roxy Systems or the Stockholder, as the case may be (and provided such parties are not then in material breach of their respective obligations hereunder), it shall be determined that the business or assets or financial condition of the other unrelated corporate party hereto has been materially and adversely affected since September 30, 1998, whether by reason of changes, developments or operations in the normal course of business or otherwise.

                               (e) By Frontline, if Citizens Telecom, Uunet Co.
or any other service provider integral to the continued operation of Roxy Systems/Magic Carpet ceases to provide service to Roxy Systems.

                          8.2 Effect of Termination. In the event of the
termination of this Agreement as provided in this Section 9, this Agreement shall, forthwith become null and void and there shall be no liability on the part of any party hereto and nothing herein shall relieve any party from liability for any wilful breach hereof. Such termination shall not, however, affect the obligations of the parties with respect to the Confidential Information.

                          8.3 Fees and Expenses. Frontline, on the one hand, and
the Stockholder, on the other hand, shall bear their own expenses in connection with the transactions contemplated hereby.

                          8.4 Amendment. This Agreement may not be amended
except by an instrument in writing signed by each of the parties hereto.

                          8.5 Waiver. At any time prior to the Closing Date, any
party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  9.  Survival of Representations and Warranties.

                  Each of the parties hereto hereby agrees that: (i) representations and warranties made by or on behalf of him or it in this Agreement or in any document or instrument delivered pursuant hereto with respect to tax matters, environmental compliance and ERISA matters shall survive the respective statutes of limitations for such matters; and (ii) all other representations or warranties made herein shall survive the Closing Date for a period of two (2) years after the Closing Date.

                  10.  General Provisions.

                          10.1 Notices. All notices and other communications
given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the earlier of the date delivered or mailed if delivered personally, by overnight courier or mailed by express, registered or certified mail (postage prepaid, return receipt requested) or by facsimile transmittal, confirmed by express, certified or registered mail, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

If to Frontline:                 Frontline Communications Corp.
                                              One Blue Hill Plaza
                                              Suite 1548
                                              Pearl River, New York 10965
                                              Attn: Mr. Stephen J. Cole-Hatchard

with a copy to:                         Tenzer Greenblatt LLP
                                              405 Lexington Avenue
                                              New York, New York 10174
                                              Attn:  Kenneth Selterman, Esq.

If to Roxy Systems or
the Stockholder:                        Roxy Systems, Inc.
                                              Mr. Ali Davachi
                                              574 Lenape Drive
                                              Suffern, NY  10901


                          10.2 Severability. If any term or other provision of
this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

                          10.3 Entire Agreement. This Agreement and the
agreements referred to herein constitute the entire agreement, and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.





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


                          10.4 No Assignment. This Agreement shall not be
assigned by operation of law or otherwise, and any assignment shall be null and void.

                          10.5 Headings. Headings in this Agreement are included
herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                          10.6 Governing Law. This Agreement shall be governed
by, and construed in accordance with, the law of the State of New York without regard to its choice of law principles. Each of Frontline, Roxy Systems and the Stockholder hereby irrevocably and unconditionally consents to submit to the jurisdiction of the courts of the State of New York and of the United States located in the County of New York, State of New York for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in such courts and agrees not to plead or claim that such litigation brought in any such courts has been brought in an inconvenient forum.

                          10.7 Counterparts. This Agreement may be executed in
one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.



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



AGREED TO AND ACCEPTED AS OF
THIS 9TH DAY OF OCTOBER, 1998




                                                  FRONTLINE COMMUNICATIONS CORP.


                                                  /s/ Stephen J. Cole-Hatchard
                                                  ----------------------------
                                                  By: Stephen J. Cole-Hatchard
                                                           President & CEO




                                                  ROXY SYSTEMS, INC.

                                                  /s/ Ali Davachi
                                                  ----------------------------
                                                  By: Ali Davachi, Shareholder